PRELIMINARY OFFERING CIRCULAR

April 8, 2019

LittleFish, Inc.

1924 E. Maple Avenue

El Segundo, CA 90245

(310) 877 8489

Pursuant to Regulation A of the Securities Act of 1933

4,750,000 Common Shares (“Shares”)

$2.00 per Share

$500 Minimum Investment

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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PLEASE REVIEW ALL RISK FACTORS BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$500	0	$500	None
Maximum Offering	$20,375,000	0	$20,375,000	None

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(1) The Company may enter into a broker-dealer agreement with a registered FINRA member for the administration of this Offering. The Company has not entered into any such agreement as of the date of this Offering. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by LittleFish, Inc., a Delaware Corporation (“LittleFish” or the “Company”). There are 4,750,000 Shares being offered at a blended price of $4.28 per Share with a minimum purchase of 250 Shares per investor. The Company intends to offer 750,000 shares at $2.50 and thereafter sell 1,000,000 shares at $3.50 and thereafter sell 3,000,000 shares at $5.00. If successful the Company in total will issue 4,750,000 shares at an average weighted price of $4.28. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company, a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $20,375,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the Company’s CEO. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$2.50
Minimum Investment:	$500 per investor (200 Shares of Common Stock)
Maximum Offering:	$20,375,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	4.750.000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 22 herein.
Voting Rights:	The Shares have voting rights, however, the shareholders will have little or no control over operations since the Officers and Directors owns a majority of the outstanding Common Stock even if all of the shares in this Offering are sold
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering. (3) for no longer than twelve months from the day the Company commences selling the shares.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

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The Offering

Common Stock Outstanding (1)	8,120,000 Shares
Common Stock in this Offering (2)	4,750,000 Shares
Total Stock to be outstanding after the offering (3)	12,870,000 Shares

1. There is one class of stock in the Company at present: Common Stock. To date, 8,120,000 shares of Common Stock have been issued in exchange for cash, loans and services. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance.

2. The total number of Shares of Common Stock 12,870,000 assumes that the maximum number of Shares is sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

The Company plans to begin the proposed sale within two (2) calendar days after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

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RISK FACTORS

In addition to the other information in this Memorandum, a number of factors may affect our business and prospects. These factors include but are not limited to the following, which you should consider carefully in evaluating our business and prospects. If any of the following risks actually occur, our business, financial condition, results of operations and growth prospects may be materially and adversely affected.

Risks Related to Our Business

We have no history and we anticipate that we may experience net losses for the foreseeable future.

You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. Given the operating and capital expenditures associated with our business plan, we anticipate potential net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. To achieve and sustain profitability, we must accomplish numerous objectives, including substantially increasing the number of paying subscribers to our service. We cannot assure you that we will be able to achieve these objectives.

The loss of one or more of our key personnel, or our failure to attract, assimilate and retain other highly qualified personnel in the future, could seriously harm our existing business and new service developments.

We depend on the continued services and performance of our key personnel, including Robert Miller, our CEO.

In addition, much of our key technology and systems are custom made for our business by our personnel so that the loss of our key technology personnel could disrupt the operation of our title selection and fulfillment systems and have an adverse effect on our ability to grow and expand our systems.

We have broad discretion over the use of our cash and investments, and their investment may not always yield a favorable return

Our management has broad discretion over how our cash and investments are used and may from time to time invest in ways with which our stockholders may not agree and that do not yield favorable returns.

Executive officers, directors and principal stockholders have substantial control over us, which could delay or prevent a change in our corporate control favored by our other stockholders

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Our directors, executive officers and principal stockholders, together with their affiliates, have substantial control over us. The interests of these stockholders may differ from the interests of other stockholders. As a result, these stockholders, if acting together, could have the ability to exercise control over all corporate actions requiring stockholder approval irrespective of how our other stockholders may vote, including:

•          the election of directors;

•          the amendment of charter documents;

•          the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets; or

•          the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that could discourage another company from acquiring us

Provisions of Delaware law, our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions include:

•          authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•          providing for a classified board of directors with staggered terms;

•          requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and bylaws;

•          eliminating the ability of stockholders to call special meetings of stockholders;

•          prohibiting stockholder action by written consent; and

•         establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

•          establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

Risks Related to Our Business and Industry

Our rapid growth may not be sustainable and depends on our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants.

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We principally intend to generate revenues through the sale of subscriptions to our platform and the sale of additional solutions to merchants. Our merchants have no obligation to renew their subscriptions after their subscription term expires. As a result, there can be no assurance that we will be able to retain merchants. In fact, we have historically experienced merchant turnover as a result of many of our merchants being Small and Medium sized Businesses (SMBs) that are more susceptible than larger businesses to general economic conditions and other risks affecting their businesses. Further, many of these SMBs are in the entrepreneurial stage of their development and there is no guarantee that their businesses will succeed. Our costs associated with subscription renewals are substantially lower than costs associated with generating revenue from new merchants or costs associated with generating sales of additional solutions to existing merchants. Therefore, if we are unable to retain merchants, even if such losses are offset by an increase in new merchants or an increase in other revenues, our operating results could be adversely impacted.

We may also fail to attract new merchants, retain existing merchants or increase sales to both new and existing merchants as a result of a number of other factors, including:

•	reductions in our current or potential merchants’ spending levels;

•	competitive factors affecting the software as a service, or SaaS, business software applications market, including the introduction of competing platforms, discount pricing and other strategies that may be implemented by our competitors;

•	our ability to execute on our growth strategy and operating plans;

•	a decline in our merchants’ level of satisfaction with our platform and merchants’ usage of our platform;

•	changes in our relationships with third parties, including our partners, app developers, theme designers, referral sources and payment processors;

•	the timeliness and success of our solutions;

•	the frequency and severity of any system outages;

•	technological change; and

•	our focus on long-term value over short-term results, meaning that we may make strategic decisions that may not maximize our short-term revenue or profitability if we believe that the decisions are consistent with our mission and will improve our financial performance over the long-term.

Additionally, we anticipate that our growth rate may decline over time to the extent that the number of merchants using our platform increases and we achieve higher market penetration rates. To the extent our growth rate slows, our business performance may become increasingly dependent on our ability to retain existing merchants and increase sales to existing merchants.

Our business could be harmed if we fail to manage our growth effectively.

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The rapid growth we have experienced in our business places significant demands on our operational infrastructure. The scalability and flexibility of our platform depends on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for bandwidth. The growth in the number of merchants using our platform and the number of orders processed through our platform has increased the amount of data and requests that we process. Any problems with the transmission of increased data and requests could result in harm to our brand or reputation. Moreover, as our business grows, we will need to devote additional resources to improving our operational infrastructure and continuing to enhance its scalability in order to maintain the performance of our platform.

Financial forecasting by us and financial analysts who may publish estimates of our financial results will be difficult because of our limited operating history, and our actual results may differ from forecasts.

To date, we have generated limited revenues. Due to our limited operating history and despite our extensive experience in our Proof-Of-Concept space, it is difficult to accurately forecast our revenues, gross profit, operating expenses, number of paying subscribers, and other financial and operating data. We have a limited amount of meaningful historical financial data upon which to base our planned operating expenses. Our current and forecasted expense levels are based on our operating plans and estimates of future revenues, which are dependent on the growth of our subscriber base and the demand for services. As a result, we may be unable to make accurate financial forecasts or to adjust our spending in a timely manner to compensate for any unexpected shortfalls in revenues. We believe that these difficulties in forecasting are even greater for financial analysts that may publish their own estimates of our financial results.

If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform in a manner that responds to our merchants’ evolving needs, our business may be adversely affected.

The markets in which we intend to compete are characterized by constant change and innovation and we expect them to continue to evolve rapidly. Our ability to attract new merchants, retain existing merchants and increase sales to both new and existing merchants will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform.

We may experience difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for our research and development team, as it can take our developers months to update, code and test new and upgraded solutions and integrate them into our platform. We must also continually update, test and enhance our software platform. The continual improvement and enhancement of our platform requires significant investment and we may not have the resources to make such investment. To the extent we are not able to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform in a manner that responds to our merchants’ evolving needs, our business, operating results and financial condition will be adversely affected.

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Payment transactions on our systems will subject us to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm our business.

Our platform uses an integrated payment processing solution that allows us to accept payments on major payment cards. We are subject to a number of risks related to payments processed through this system, including:

•	we pay interchange and other fees, which may increase our operating expenses;

•	if we are unable to maintain our chargeback rate at acceptable levels, our credit card fees may increase or credit card issuers may terminate their relationship with us;

•	increased costs and diversion of management time and effort and other resources to deal with fraudulent transactions or chargeback disputes;

•	potential fraudulent or otherwise illegal activity by merchants, their customers, developers, employees or third parties;

•	restrictions on funds or required reserves related to payments; and

•	additional disclosure and other requirements, including new reporting regulations and new credit card association rules.

We are required by our payment processors to comply with payment card network operating rules and we have agreed to reimburse our payment processors for any fines they are assessed by payment card networks as a result of any rule violations by us or our merchants. The payment card networks set and interpret the card rules. In addition, we face the risk that one or more payment card networks or other processors may, at any time, assess penalties against us or terminate our ability to accept credit card payments or other forms of online payments from customers, which would have an adverse effect on our business, financial condition and operating results.

If we fail to comply with the rules and regulations adopted by the payment card networks, including the Payment Card Industry Data Security Standard, or PCI DSS, we would be in breach of our contractual obligations to our payment processors, financial institutions, partners and merchants. Such failure to comply may subject us to fines, penalties, damages, higher transaction fees and civil liability, and could eventually prevent us from processing or accepting payment cards or could lead to a loss of payment processor partners, even if there is no compromise of customer information.

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If our software contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our merchants.

Software such as ours often contains errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, our platform may contain serious errors or defects, security vulnerabilities or software bugs that we may be unable to successfully correct in a timely manner or at all, which could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition and results of operations. Furthermore, our platform is a multi-tenant cloud-based system that allows us to deploy new versions and enhancements to all of our merchants simultaneously. To the extent we deploy new versions or enhancements that contain errors, defects, security vulnerabilities or software bugs to all of our merchants simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of our merchants.

Since our merchants use our services for processes that are critical to their businesses, errors, defects, security vulnerabilities, service interruptions or software bugs in our platform could result in losses to our merchants. Our merchants may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a merchant could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our merchants that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our merchants would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

A denial of service attack or security breach could delay or interrupt service to our merchants and their customers, harm our reputation or subject us to significant liability.

Our platform and our third-party apps may be subject to distributed denial of service (DDoS) attacks in the future and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. Moreover, our platform and our third-party apps could be breached if vulnerabilities in our platform or our third-party apps are exploited by unauthorized third parties. Since techniques used to obtain unauthorized access change frequently and the size of DDoS attacks is increasing, we may be unable to implement adequate preventative measures or stop the attacks while they are occurring. A DDoS attack or security breach could delay or interrupt service to our merchants and their customers and may deter consumers from visiting our merchants’ shops. In addition, any actual or perceived DDoS attack or security breach could damage our reputation and brand, expose us to a risk of litigation and possible liability and require us to expend significant capital and other resources to alleviate problems caused by the DDoS attack or security breach. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain merchants require us to notify them in the event of a security incident. Such mandatory disclosures could lead to negative publicity and may cause our merchants to lose confidence in the effectiveness of our data security measures. Moreover, if a high profile security breach occurs with respect to another SaaS provider, merchants may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain existing merchants or attract new ones.

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Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that the growth of our business will continue to depend on third-party relationships, including relationships with our partners such as NetSuite (Oracle), Google AdWords, Shopify, Celigo, UPS, app developers, theme and website designers, referral sources, resellers, payment processors and other partners. We intend to have agreements with providers of cloud hosting, technology, content and consulting services that are typically non-exclusive and do not prohibit such service providers from working with our competitors or from offering competing services. These third-party providers may choose to terminate their relationship with us or to make material changes to their businesses, products or services. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to our platform. In addition, these providers may not perform as expected under our agreements or under their agreements with our merchants, and we or our merchants may in the future have disagreements or disputes with such providers. If we lose access to products or services from a particular supplier, or experience a significant disruption in the supply of products or services from a current supplier, especially a single-source supplier, it could have an adverse effect on our business and operating results.

If we fail to maintain a consistently high level of customer service, our brand, business and financial results may be harmed.

We believe our focus on customer service and support is critical to onboarding new merchants and retaining our existing merchants and growing our business. As a result, we have invested heavily in the quality and training of our support team along with the tools they use to provide this service. If we are unable to maintain a consistently high level of customer service, we may lose existing merchants. In addition, our ability to attract new merchants is highly dependent on our reputation and on positive recommendations from our existing merchants. Any failure to maintain a consistently high level of customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation and the number of positive merchant referrals that we receive.

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We intend to use a data center for service. Any disruption of service at these facilities could harm our business.

While we own the hardware on which our platform runs and deploy this hardware to data center facilities, we do not control the operation of these facilities. We have experienced, and may in the future experience, failures at the third-party data centers where our hardware is deployed from time to time. Data centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. Any of these events could result in lengthy interruptions in our services. Changes in law or regulations applicable to data centers in various jurisdictions could also cause a disruption in service. Interruptions in our services would reduce our revenue, subject us to potential liability and adversely affect our ability to retain our merchants or attract new merchants. The performance, reliability and availability of our platform is critical to our reputation and our ability to attract and retain merchants. Merchants could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. The property and business interruption insurance coverage we carry may not be adequate to compensate us fully for losses that may occur.

Mobile devices are increasingly being used to conduct commerce, and if our solutions do not operate as effectively when accessed through these devices, our merchants and their customers may not be satisfied with our services, which could harm our business.

We are dependent on the interoperability of our platform with third-party mobile devices and mobile operating systems as well as web browsers that we do not control. Any changes in such devices, systems or web browsers that degrade the functionality of our platform or give preferential treatment to competitive services could adversely affect usage of our platform. Effective mobile functionality is integral to our long-term development and growth strategy. In the event that our merchants and their customers have difficulty accessing and using our platform on mobile devices, our business and operating results could be adversely affected.

Our business and prospects would be harmed if changes to technologies used in our platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with our platform.

We believe the simple and straightforward interface for our platform has helped us to expand and offer our solutions to merchants with limited technical expertise. In the future, providers of internet browsers could introduce new features that would make it difficult for merchants to use our platform. In addition, internet browsers for desktop or mobile devices could introduce new features, change existing browser specifications such that they would be incompatible with our platform, or prevent consumers from accessing our merchants’ shops. Any changes to technologies used in our platform, to existing features that we rely on, or to operating systems or internet browsers that make it difficult for merchants to access our platform or consumers to access our merchants’ shops, may make it more difficult for us to maintain or increase our revenues and could adversely impact our business and prospects.

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The impact of worldwide economic conditions, including the resulting effect on spending by SMBs, may adversely affect our business, operating results and financial condition.

We believe that those that will use our services will be SMBs or will be in the entrepreneurial stage of their development. Our performance is subject to worldwide economic conditions and their impact on levels of spending by SMBs and their customers. SMBs and entrepreneurs may be disproportionately affected by economic downturns. SMBs and entrepreneurs frequently have limited budgets and may choose to allocate their spending to items other than our platform, especially in times of economic uncertainty or recessions.

Economic downturns may also adversely impact retail sales, which could result in merchants who use our platform going out of business or deciding to stop using our services in order to conserve cash. Weakening economic conditions may also adversely affect third-parties with whom we have entered into relationships and upon which we depend in order to grow our business. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks, any of which could adversely affect our business.

We store personally identifiable information of our merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, our reputation may be harmed and we may be exposed to liability.

We may store personally identifiable information, credit card information and other confidential information of our merchants and their customers. The third-party apps sold on our platform may also store personally identifiable information, credit card information and other confidential information of our merchants and their customers. We do not regularly monitor or review the content that our merchants upload and store and, therefore, do not control the substance of the content on our servers, which may include personal information. We may experience successful attempts by third parties to obtain unauthorized access to the personally identifiable information of our merchants and their customers. This information could also be otherwise exposed through human error or malfeasance. The unauthorized access or compromise of this personally identifiable information could have an adverse affect on our business, financial condition and results of operations.

We are also subject to federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain merchants require us to notify them in the event of a security incident. We post on our website our privacy policy and terms of service, which describe our practices concerning the use, transmission and disclosure of merchant data and data relating to their customers. In addition, the interpretation of data protection laws in the United States, Canada and elsewhere, and their application to the internet, is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from jurisdiction to jurisdiction, and in a manner that is not consistent with our current data protection practices. Changes to such data protection laws may impose more stringent requirements for compliance and impose significant penalties for non-compliance. Any such new laws or regulations, or changing interpretations of existing laws and regulations, may cause us to incur significant costs and effort to ensure compliance. Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

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Our failure to comply with federal, state, provincial and foreign laws regarding privacy and protection of data could lead to significant fines and penalties imposed by regulators, as well as claims by our merchants or their customers. These proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability, diversion of management’s time and attention, increase our costs of doing business, and adversely affect our reputation and the demand for our solutions. In addition, if our security measures fail to protect credit card information adequately, we could be liable to both our merchants and their customers for their losses, as well as our payments processing partners under our agreements with them. As a result, we could be subject to fines and higher transaction fees, we could face regulatory action and our merchants could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing general liability insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that our insurers will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and results of operations.

We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of our technology.

Our intellectual property rights are important to our business. We do not believe we have adequate protection. The steps we may need to take to protect our intellectual property require significant resources and may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. We may be required to use significant resources to monitor and protect these rights. Despite our precautions, it may be possible for unauthorized third parties to copy our platform and use information that we regard as proprietary to create services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries. Further, we hold no issued patents and thus would not be entitled to exclude or prevent our competitors from using our proprietary technology, methods and processes to the extent independently developed by our competitors.

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We may be subject to claims by third-parties of intellectual property infringement.

The software industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. Third parties have in the past asserted, and may in the future assert, that our platform, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property or other proprietary rights. Such claims may be made by our competitors seeking to obtain a competitive advantage or by other parties. Additionally, in recent years, non-practicing entities have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. The risk of claims may increase as the number of solutions that we offer and competitors in our market increases and overlaps occur. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, that result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of our business and have a material and adverse effect on our brand, business, financial condition and results of operations. Although we do not believe that our proprietary technology, processes and methods have been patented by any third party, it is possible that patents have been issued to third parties that cover all or a portion of our business. As a consequence of any patent or other intellectual property claims, we could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of our solutions or re-brand our solutions. We may also be obligated to indemnify our merchants or partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. If it appears necessary, we may seek to secure license rights to intellectual property that we are alleged to infringe at a significant cost, potentially even if we believe such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause us to expend significant money, time and attention to it, even if we are ultimately successful. Any adverse decision could result in a loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses for alternative technologies from third-parties, prevent us from offering all or a portion of our solutions and otherwise negatively affect our business and operating results.

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Our use of “open source” software could negatively affect our ability to sell our solutions and subject us to possible litigation.

Our solutions incorporate and are dependent to a significant extent on the use and development of “open source” software and we intend to continue our use and development of open source software in the future. Such open source software is generally licensed by its authors or other third-parties under open source licenses and is typically freely accessible, usable and modifiable. Pursuant to such open source licenses, we may be subject to certain conditions, including requirements that we offer our proprietary software that incorporates the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of the particular open source license. If an author or other third party that uses or distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our solutions that contained or are dependent upon the open source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our solutions. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our platform. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. As there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, the potential impact of these terms on our business is uncertain and may result in unanticipated obligations regarding our solutions and technologies. It is our view that we do not distribute our software, since no installation of our software is necessary and our platform is accessible solely through the “cloud.” Nevertheless, this position could be challenged. Any requirement to disclose our proprietary source code, termination of open source license rights or payments of damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

We will rely on search engines and social networking sites to attract a meaningful portion of our merchants. If we are not able to generate traffic to our website through search engines and social networking sites, our ability to attract new merchants may be impaired. In addition, if our merchants are not able to generate traffic to their shops through search engines and social networking sites, their ability to attract consumers may be impaired.

We believe that merchants will locate our website through internet search engines, such as Google, and advertisements on social networking sites, such as Facebook. The prominence of our website in response to internet searches is a critical factor in attracting potential merchants to our platform. If we are listed less prominently or fail to appear in search results for any reason, visits to our website could decline significantly, and we may not be able to replace this traffic.

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If third-party apps and themes change such that we do not or cannot maintain the compatibility of our platform with these apps and themes, or if we fail to provide third-party apps and themes that our merchants desire to add to their shops, demand for our platform could decline.

The success of our platform depends, in part, on our ability to integrate third-party apps, themes and other offerings into our third-party ecosystem. Third-party developers may change the features of their offerings or alter the terms governing the use of their offerings in a manner that is adverse to us. If we are unable to maintain technical interoperation, our merchants may not be able to effectively integrate our platform with other systems and services they use. We may also be unable to maintain our relationships with certain third-party vendors if we are unable to integrate our platform with their offerings. Further, third-party developers may refuse to partner with us or limit or restrict our access to their offerings. Such changes could functionally limit or terminate our ability to use these third-party offerings with our platform, which could negatively impact our solution offerings and harm our business. If we fail to integrate our platform with new third-party offerings that our merchants need for their shops, or to adapt to the data transfer requirements of such third-party offerings, we may not be able to offer the functionality that our merchants and their customers expect, which would negatively impact our offerings and, as a result, harm our business.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide our solutions and run our business, sometimes by a single-source supplier.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third-parties in order to provide our solutions and run our business, sometimes by a single-source supplier. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use or any failures of third-party hardware, software or services could result in delays in our ability to provide our solutions or run our business until equivalent hardware, software or services are developed by us or, if available, identified, obtained and integrated, which could be costly and time-consuming and may not result in an equivalent solution, any of which could cause an adverse effect on our business and operating results. Further, merchants could assert claims against us in connection with such service disruption or cease conducting business with us altogether. Even if not successful, a claim brought against us by any of our merchants would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

We may not be able to compete successfully against current and future competitors.

We face competition in various aspects of our business and we expect such competition to grow in the future. We have competitors with longer operating histories, larger customer bases, greater brand recognition, greater experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than we do. As a result, our potential competitors may be able to develop products and services better received by merchants or may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, some of our larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause us to lose potential sales or to sell our solutions at lower prices.

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We do not have the history with our solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.

We have limited experience determining the optimal prices for our solutions. Given our limited experience with selling new solutions, we may not offer new solutions at the optimal price, which may result in our solutions not being profitable or not gaining market share. As competitors introduce new solutions that compete with ours, especially in the payments space where we face significant competition, we may be unable to attract new merchants at the same price or based on the same pricing models as we have used historically. Pricing decisions may also impact the mix of adoption among our plans and negatively impact our overall revenue. Moreover, SMBs, which comprise the majority of merchants using our platform, may be quite sensitive to price increases or prices offered by competitors. As a result, in the future we may be required to reduce our prices, which could adversely affect our revenue, gross profit, profitability, financial position and cash flows.

We intend to raise additional funds to pursue our growth strategy and continue our operations, and we may be unable to raise capital when needed or on acceptable terms.

From time to time, we may seek additional equity or debt financing to fund our growth, enhance our platform, respond to competitive pressures or make acquisitions or other investments. Our business plans may change, general economic, financial or political conditions in our markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on our cash flows and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business at the rate desired and our results of operations may suffer. Financing through issuances of equity securities would be dilutive to holders of our shares.

We are dependent upon consumers’ and merchants’ willingness to use the internet for commerce.

Our success depends upon the general public’s continued willingness to use the internet as a means to pay for purchases, communicate, access social media, research and conduct commercial transactions, including through mobile devices. If consumers or merchants become unwilling or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to merchants’ and consumers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, our business could be adversely affected.

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USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

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The Company intends to use proceeds from this Offering so as to:

1.	Further develop the LittleFish Technology Platform and market its aquarium sector in the pet industry as an initial proof of concept retail space; and

	100%	35%	12%
	Total	(Tier 2)	(Tier 1)

Shares Sold	4,750,000	1,750,000	750,000
Gross Proceeds	$20,375,000	$5,375,000	$1,875,000
Offering Expenses(1)	$1,922,500	$822,500	$352,500
Selling Commissions & Fees(2)	0	0	0
Net Proceeds	$18,452,500	$4,552,500	$1,522,500
Intellectual Property Purchase	$250,000	$250,000	$250,000
Software Development	$1,500,000	$1,000,000	$500,000
Store Expansion	$1,000,000	$350,000	$100,000
Sales/Marketing	$1,200,000	$500,000	$150,000
Customer Management	$700,000	$300,000	$50,000
General and Admin	$1,300,000	$600,000	$200,000
Software Licensing	$250,000	$150,000	$100,000
Wholesaler Acquisition	$2,000,000	$1,000,000	$-
Working Capital	$10,252,500	$402,500	$172,500
Total Use of Net Proceeds	$18,452,500	$4,552,500	$1,522,500
Total Use of Gross Proceeds	$20,375,000	$5,375,000	$1,875,000

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. The Company has not yet entered into any agreements with a broker-dealer.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 43.69% of the total outstanding shares of stock of the Company.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 36.91% of the total Shares of stock of the Company outstanding, but it is expected that the Company will issue shares to officers and directors in exchange for services which will result in greater dilution to the shareholders. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

	100%	35%	12%
	Total	(Tier 2)	(Tier 1)
Net Tangible Assets	$20,396,593	$5,396,563	$1,896,563
Offering Expenses	$1,622,500	$822,500	$352,500
Net Tangible Assets Less Offering Expenses	$18,774,093	$4,574,063	$1,544,063
Shares Sold Under this Offering	4,750,000	1,750,000	750,000
Total Shares After Offering	12,870,000	9,870,000	8,870,000
Previous Net Tangible Value	0.003	0.003	0.003
Book Value per Share After Offering	1.458	0.463	0.174
Increase to Old Shareholders	1.455	0.460	0.171
Change in Value	3.545	3.040	2.326
Percentage dilution	70.90%	86.86%	94.40%

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $20,375,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its officers nor directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

Funds tendered by investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “LittleFish Inc.” Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of the date of this Circular and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

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We initially will use our existing website, www.littlefishstores.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.littlefishstores.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements,

8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

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10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver an acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 250 Shares of Common Stock in the cumulative principal amount of $500. Subscription funds will be accepted as ACH, Wire, or debit or credit card. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

LittleFish was formed in 2018 (“Company” or “LittleFish”) for the purposes of developing a hybrid system for traditional brick-and-mortar stores to successfully move into the online marketplace with their “LittleFish system”. LittleFish intends to provide “microsites” to small to medium size businesses where the online business is run by LittleFish.

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Competition

We will face competition from providers that offer services similar to ours. In some circumstances, our competition or even our partners might look to acquire similar business lines and may implement or are already implementing a similar business plan to ours. We face competition in various aspects of our business and we expect such competition to grow in the future. We have competitors with longer operating histories, larger customer bases, greater brand recognition, greater experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to develop products and services better received by merchants or may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, some of our larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause us to lose potential sales or to sell our solutions at lower prices.

Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain financing and those competitors that have financial resources and distribution channels may be able implement a plan faster with greater financial resources.

Intellectual Property & Patent Portfolio

We do not currently own an intellectual property or patents.

LEGAL

There are no pending legal issues relating to the Company.

Employees

We currently have zero employees except for our officers. Neither of these persons currently receives a salary.

DESCRIPTION OF PROPERTY

The Company owns no real property. It currently rents space at 1924 E Maple Avenue, El Segundo, California 90245

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Shares thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended April 15, 2018 are derived from our audited financial statements.

As of November 30, 2018

TOTAL ASSETS	$21,563

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES	$27.809

TOTAL LIABILITIES	$27,809

TOTAL SHAREHOLDERS’ DEFICIT	$(6,246)

TOTAL LIABILITIES AND SHAREHOLDER’ EQUITY	$21,563

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

LittleFish, Inc. (the “Company”) was formed on January 19, 2018 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

There one class of stock in the Company:

Common Stock

The Company was initially authorized to issue 4,000 shares of stock at $.01 par value. The Company recently entered into a 2,500 to 1 stock split with a par value of $.0001. The Company then changed its par value from $.0001 to $.00001, thereby increased authorized shares from 10,000,000 to 100,000,000.

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Description of Rights of Classes of Stock

The Company currently only has one class of stock: Common Stock. All Shares of Common Stock are identical. The Shares to be issued pursuant to this Offering will be Common Stock. All holders of shares of Common Stock shall have identical rights and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock at some point in the future. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Results of Operations

The period of January 19, 2018 (date of inception) to November 30, 2018

Revenue. Total revenue for the period from January 19, 2018 (date of inception) to November 30, 2018 was $0, as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from January 19, 2018 (date of inception) to November 30, 2018 was $46,690, as the Company was in the start-up phase Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO COMPANY chart above.

Net Loss. Net loss for the period from January 19, 2018 (date of inception) to November 30, 2018 was $46,690, as the Company was in the start-up phase.

Liquidity and Capital Resources

The Company had net cash of $6,563 as of November 30, 2018.

During the period from January 19, 2018 (date of inception) to November 30, 2018, we used $46,690 of cash to cover the operating expenses.

During the period from January 19, 2018 (date of inception) to November 30, 2018, $0 of Company cash was used for either financing activities or investing activities and all capital needs were met by either loans or the sale of equity

Related Party Transactions

The Company has a note payable of $25,000 from two stockholders who are related to a founder. The unsecured note bears no interest and matures on November 7, 2019. In exchange for the 0% interest unsecure note payable, management provided 1,000,000 voting common shares to the related parties.

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The Company issued 20,000 shares to a family member of one of the founders for a total consideration of $40,000.

The Company issued 7,100,000 to officers, a director and a business associate of the Company for services rendered

The Company paid $14,460 in website maintenance expenses to a family member of an officer for the 11 month period ended November 30, 2018.

The Company owes to ERI Inc, a company under common ownership, $2,809 for certain reimbursable operating expenses incurred during the 11 month period ended November 30, 2018

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to launch our developing and producing our product.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. The Company has entered into an Agreement with an entity owned by certain officers and Directors of the Company to, upon the success of this offering purchase certain Intellectual Property for cash of $250,000.

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Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company has not generated any revenue as of this date.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers
Robert Miller	Chief Executive Officer and Director	58	January 19, 2018 to present

Mark Meyers	Chief Operating and Technical Officer	46	January 19, 2018 to present

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Directors, Executive Officers and Significant Employees

LittleFish Inc. board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance.

Personnel currently serving as officers and board members of LittleFish, Inc. include:

Robert Miller – Founder, Chief Executive Officer and Director – Mr. Miller has over 30 years of experience in business management including serving as CEO and Chairman of the Board of a publicly traded company. He is also Co. Founder of Exotic Reef Imports and several other pet related companies. Mr. Miller has over 20+ years of wholesale retail experience and 10 years of e-commerce experience across several verticals including pets, specialty foods, beverages, and cosmetics.

Mark Meyers – Chief Operating and Technology Officer and Director – Mr. Meyers has over 25 years experience in consumer products and software. Previously has worked for Disney Consumer Products for 8 years and Sony Computer entertainment. In addition He has held CEO roles with public companies and built several successful e-commerce businesses over the last 7 years. Mr. Meyers’ focus is merging innovative technology with an amazing consumer experience.

Sergio Salazar – Head of Product Operations and Director – Mr. Salazar has 26 years of experience in business operations and general management. He has extensive experience and expertise in the warehouse management, online merchandising, and wholesale distribution building a focused organization on both B2B and B2C experiences.

Other significant personnel include:

Allan Dewey - Head of Enterprise Systems - Mr. Dewey has a bachelor’s degree and Masters Degree in Supply Chain Management from Michigan State University. Mr. Dewey has more than 17 years of experience of online ERP management and ecommerce activities.

Joana Ubach- Head of Consumer Experience - Mrs. Ubach has over 8 years of experience managing online product launches. She has worked with several companies on e-commerce and product launches. She graduated with a degree in marketing from University of Arizona and a Masters Degree from San Francisco Art Institute.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From inception to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly, and may choose to compensate its directors in the future.

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Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It most likely will enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

We currently only have three members of our Board of Directors, our Chairman and CEO, Robert Miller, our CTO and COO Mark Meyers, and our Head of Product Operations Sergio Salazar. We plan to establish a larger Board of Directors at sometime in the future.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that "The corporation shall indemnify any and all directors or officers or former directors or former officers or any person who may have served at its request as a director or officer of the corporation or of any other corporation in which it is a creditor, against expenses actually or necessarily incurred by them in connection with the defense or settlement of any action, suit, or proceeding brought or threatened in which they, or any of them, are or might be made parties, or a party, by reason of being or having been directors or officers or a director or an officer of the corporation, or of such other corporation.” This indemnification shall not apply, however, to matter as to which such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of other rights to which those indemnified may be entitled, under any law, bylaw, agreement, vote of shareholders, or otherwise.

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There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

CAP TABLE ILLUSTRATING OFFICERS AND DIRECTORS COMMON STOCK OUTSTANDING

	Common Stock Shares		Common Stock Shares
	Prior to Offering		After Offering
Name
R Miller	4,000,000	49.26%	4,000,000
M Meyers	2,000,000	24.63%	2,000,000
S Salazar	1,000,000	12.32%	1,000,000
Total officers & directors	7,000,000	86.20%	5,000,000
Total Shares O/s	8,120,000

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DESCRIPTION OF SECURITIES BEING SOLD

There are 4,750,000 Shares being offered at a blended price of $4.28 per Share with a minimum purchase of 250 Shares per investor. The Company intends to offer 750,000 shares at $2.50 and thereafter sell 1,000,000 shares at $3.50 and thereafter sell 3,000,000 shares at $5.00. If successful the Company in total will issue 4,750,000 shares at an average weighted price of $4.28.

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Common Stock shareholder shall be entitled to vote. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

There is one class of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Management. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There Company does not have a minimum offering amount. The Company will expend investor money as it is received and/or needed. THIS IS A BEST EFFORTS OFFERING.

The minimum subscription that will be accepted from an investor is Five Hundred Dollars ($500) (the "Minimum Subscription"). The Minimum Subscription may be waived by the Management at its election. A subscription f may be made only by tendering to the Company the executed Subscription Agreement delivered with the subscription price in a form acceptable to the Company, via check, wire, or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first. The Company will hold and maintain such funds in a bank account until for immediate use by the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

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Aside from the right to first refusal discussed herein, there are no liquidation rights, preemptive rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular. There are no restrictions on alienability.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Spiegel Accountancy to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Scott M. Manson, Esq. is providing legal services relating to this Form 1-A.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation D promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the Common Shares, Management, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s Common Shares, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

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Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

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Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INTEGRATION

This Memorandum is to be distributed only by the Manager and only to individuals who attest in writing that they meet the Suitability Standards established by the Manager for investors in this Offering.

This Memorandum represents the complete package of information and disclosures regarding the Company. Investors should not rely on any verbal information provided from any source that is not set forth in writing within this document, its Exhibits, or any supplemental Exhibits that may be provided by the Manager.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Littlefish, Inc.

Table of Contents

Period Ended November 30, 2018

Page

Independent Auditors’ Report	45-46

Balance Sheet	47

Statement of Operations and Comprehensive Loss	48

Statement of Changes in Stockholders’ Equity	49

Statement of Cash Flows	50

Notes to Financial Statements	51 - 54

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Independent Auditors’ Report

To the Board of Directors

Littlefish, Inc.

El Segundo, California

Report on the Financial Statements

We have audited the accompanying financial statements of Littlefish, Inc., a Delaware Corporation, d.b.a. Littlefish Ventures, Inc. which comprise the balance sheet as of November 30, 2018, and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows from January 19, 2018 (“inception”) to November 30, 2018 (the “period”), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to Littlefish, Inc.’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Littlefish, Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

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To the Board of Directors

Littlefish, Inc.

El Segundo, California

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Littlefish, Inc. as of November 30, 2018 and the results of its operations and cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Pleasant Hill, California	Spiegel Accountancy Corp.
March 6, 2019	Certified Public Accountants

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Littlefish, Inc.

Balance Sheet

November 30, 2018

ASSETS
Assets:
Cash	$6,563
Deferred Syndication Expenses	15,000

Total Assets	$21,563

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Related Party Payable	$2,809
Related Party Note Payable	25,000

Total Liabilities	27,809

Commitments and Contingent Liabilities (Note 9)	-

Stockholders’ Deficit:
Common Stock: $0.00001 Par Value; 100,000,000
Shares
Authorized; 8,120,000 Issued and Outstanding	10
Additional Paid-in Capital	40,434
Retained Deficit	(46,690)

Total Stockholders’ Deficit	(6,246)

Total Liabilities and Stockholders’ Deficit	$21,563

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Littlefish, Inc.

Statement of Operations and Comprehensive Loss

Period Ended November 30, 2018

Income	$-

General and Administrative Expenses	46,690

Net Loss from Operations	46,690

Other Expense:	-

Interest Expense	-

Total Other Expense	-

Net Loss Prior to Provision for Income Taxes	46,690

Provision for Income Taxes	-

Net Loss	46,690

Other Comprehensive Income	-

Comprehensive Loss	$46,690

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Littlefish, Inc.

Statement of Changes in Stockholders’ Equity

Period Ended November 30, 2018

	Voting		Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Deficit

Balance at January 19, 2018	-	-	-	-	-

Issuance of Voting Common Stock to Related Party	20,000	-	40,000	-	40,000

Issuance of Voting Common Stock to Founders	7,100,000	71	639	-	710

Founders' Subscriptions Receivable	-	(71)	(639)	-	(710)

Issuance of Voting Common Stock to Related Parties for Issuance of Debt	1,000,000	10	434	-	444

Net Loss	-	-	-	(46,690)	(46,690)

Balance at November 30, 2018	8,120,000	$10	$40,434	($46,690)	($6,246)

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Littlefish, Inc.

Statement of Cash Flows

Period Ended November 30, 2018

Cash Flows from Operating Activities:	($46,690)
Net Loss
Adjustments to Reconcile Net Loss to Net
Cash from Operating Activities:
Related Party Interest Expense	444

Cash from Operating Activities:
Change in Operating Assets and Liabilities
Deferred Syndication Expenses	(15,000)
Related Party Payable	2,809
Net Cash Used in Operating Activities	(58,437)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Proceeds from Related Party Note Payable	25,000
Issuance of Common Stock	40,000
Net Cash Provided by Financing Activities	65,000

Net Increase in Cash	6,563

Cash - Beginning of Period	-

Cash - End of Period	$6,563

Non-Cash Transactions:

Voting Common Stock Issued to Related Parties for Interest	$444

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NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Littlefish, Inc. d.b.a Littlefish Venture, Inc. (the “Company”), was incorporated on January 19, 2018 in the state of Delaware. The Company is formed for the purposes of developing an online hybrid retail system for traditional brick-and-mortar retailers (“retailers”) to successfully move into the online marketplace with no initial costs with the Company’s cloud-based system. The Company will provide website development, maintenance, inventory ordering, labor, fulfillment, shipping, and marketing services through strategic partners for the retailers. The Company believes its hybrid retail system will result in increased sales and brand awareness for the retailers. The Company intends to initially provide these services to retailers throughout the Unites States.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

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NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of November 30, 2018, there are is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

NOTE 2 -	RISKS AND UNCERTAINTIES

The Company generated no revenue for the 11-month period ended November 30, 2018. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or fully commence operations. Failure to secure equity financing or fully commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations.

NOTE 3 -	CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

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NOTE 4 -	DEFERRED SYNDICATION EXPENSES

As of November 30, 2018, the Company has $15,000 in deferred syndication expenses that are related to its securities offering. The securities offering expenses are primarily comprised of legal and accounting expenses.

NOTE 5 -	RELATED PARTY TRANSACTIONS

Related Party Note Payable

As of November 30, 2018, the Company has a note payable of $25,000 from two stockholders who are related to a founding member. The unsecured note bears no interest and matures on November 7, 2019. In exchange for the 0% interest unsecured note payable, management provided 1,000,000 voting common stock shares to the related parties.

Due to the note carrying a 0.00% interest rate, the Company applied an effective interest rate of 1.78% to the note payable. Interest expense of $445 for the period ended November 30, 2018 was $445, which is reflected in the accompanying statement of operations and comprehensive loss, was used as consideration for the voting common stock.

Related Party Stock Purchase

The Company issued 20,000 shares to a family member of one of the founders for a total consideration of $40,000.

Founders Shares

The Company issued 7,100,000 shares in founder shares to officers, a director and a business associate of the Company for a total consideration of $710.

Consulting Services

The Company paid $14,460 in website maintenance expenses to a family member of an officer for the 11-month period ended November 30, 2018

Related Party Payable

The Company owes ERI, Inc, a Company under common ownership, $2,809 at November 30, 2018 for certain reimbursable operating expenses incurred during the 11-month period.

NOTE 6 -	VOTING COMMON STOCK

All shares of common stock have voting rights and are identical. All holders of shares of voting common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

NOTE 7 -	INCOME TAXES

The Company has approximately $9,300 in net operating losses for the period ended November 30, 2018. The net operating loss will be carried forward indefinitely.

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NOTE 8 -	FAIR VALUE MEASUREMENTS

Due to their short term nature, the carrying values of cash, deferred syndication expenses, related party payable and related party note payable approximate their fair values at November 30, 2018.

NOTE 9 -	COMMITMENTS AND CONTINGENT LIABILITIES

Litigation

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At November 30, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Commitment to Purchase Software

ERI, Inc. paid certain software costs to develop the Company’s technology platform. The Company has agreed to pay an amount up to $250,000 to purchase the software upon the successful completion of the successful filing and funding of the Regulation A+ filing.

Syndication Expense

The company has a remaining $15,000 obligation to pay its securities counsel upon the initial filing for the Regulation A+ document.

NOTE 10 -	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 6, 2019, the date the financial statement was available to be issued, and there were no events to report.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-2A.1	Delaware Corporate Charter
1A-2A.2	Amendment to corporate charter
1A-2B	LittleFish By Laws
1A-4	LittleFish subscription agreement
1A-11	Written Consent of Spiegel Accountancy Crop.
1A-12	Opinion of Counsel re Legality

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, California, on April 8, 2019.

LittleFish, Inc.,

/s/ Robert Miller
By: Robert Miller
Chief Executive Officer and Director (principal executive officer)
April 8, 2019

/s/ Mark Meyers
By: Mark Meyers
Chief Operating and Technical Officer and Director (principal financial officer, principal accounting officer)
April 8, 2019

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

This offering statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

LittleFish, Inc.,

/s/ Robert Miller
By: Robert Miller
Chief Executive Officer and Director (principal executive officer)
April 8, 2019

/s/ Mark Meyers
By: Mark Meyers
Chief Operating and Technical Officer and Director (principal financial officer, principal accounting officer)
April 8, 2019

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